Exhibit 10.10

 [EMERYTECH LOGO]

                                              COLOCATION CONTRACT ORDER FORM

      September 26, 2003

CUSTOMER INFORMATION                       BILLING INFORMATION
-----------------------------------------  -------------------------------------
COMPANY: THE CHILDREN'S INTERNET, INC.     CONTACT NAME:  SHOLEH HAMEDANI
ADDRESS: 2401 CROW CANYON RD., SUITE 201   ADDRESS: 2401 CROW CANYON RD.

CITY, STATE, ZIP: SAN RAMON, CA  94583     CITY, STATE, ZIP: SAN RAMON, CA 94583
COUNTRY: USA                               COUNTRY: USA
                                           EMAIL: SHOLEH@TCIMAIL.NET
                                           PHONE: 925-406-2364

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                                ORDER INFORMATION
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                                             MONTHLY     TOTAL
             PRODUCT                         FEE PER    MONTHLY  INSTALLATION
           DESCRIPTION              QTY       UNIT       FEE          FEE
        ---------------------------------------------------------------------
        19" Cabinet w/ 20 amp.       4      $     500  $   2,000            0
        AC Circuit.
        ---------------------------------------------------------------------
P       Redundant - 20 Amp           2      $     100  $     200            0
R       120V Circuit.
O       ---------------------------------------------------------------------
D       IP Bandwidth - Mbps          4      $     175  $     700            0
U       ---------------------------------------------------------------------
C       ---------------------------------------------------------------------
T       ---------------------------------------------------------------------
S       ---------------------------------------------------------------------
        ---------------------------------------------------------------------
                                            TOTAL      $2,900.00
        ---------------------------------------------------------------------

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PAYMENT INFORMATION   MONTHLY BILLING CYCLE WILL BEGIN NOVEMBER 01,   $2,900.00
                      2003. IN THE AMOUNT OF:
--------------------------------------------------------------------------------

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DESIRED DATE:    SEPTEMBER 30, 2003        CONTRACT TERM:        13 MONTHS
--------------------------------------------------------------------------------

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-----------------------------------------------------------------------
        PRIMARY CONTACT           TECHNICAL CONTACT DURING INSTALLATION
-----------------------------------------------------------------------
NAME:  Sholeh Hamedani            NAME:  Larry Wheeler
EMAIL: sholeh@tcimail.net         EMAIL: larry@tcimail.net
PHONE: 925-406-2364               PHONE: 559-322-5421
MOBILE:925-786-0775               MOBILE:559-250-0929
FAX:   925-406-2366               FAX:   none
PAGER: none                       PAGER: none

By signing this document the customer agrees to be bound by EmeryTech data Center LLC Terms and Conditions for delivery of Service. Customer also Acknowledge that they have received EmeryTech data Center's Customer Policies & Procedures. EmeryTech data Center will confirm delivery date after the order has been validated and approved. Installation charges are an estimate only. Final charges are subject to completion of installation. EmeryTech Data Center cannot guarantee additional power for reconfiguration or upgrades of customer equipment, except as specified in this Colocation Contract.


-------------------------------------------------------------------------------
                THE CHILDREN'S INTERNET   EMERYTECH DATA CENTER
-------------------------------------------------------------------------------
SIGNATURE:      /s/ SHOLEH HAMEDANI        SIGNATURE:     /s/ SEAN HOLZKNECHT
-------------------------------------------------------------------------------
PRINTED         Sholeh Hamedani            PRINTED NAME:  Sean Holzknecht
NAME:           President                                 EmeryTech Data Center
                                                          General Manager
-------------------------------------------------------------------------------
DATE:           9-29-03                    DATE:          9-30-03
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
           CUSTOMER INFORMATION                     TECHNICAL CONTACT POST
                                                        INSTALLATION
-------------------------------------------------------------------------------
COMPANY NAME:  THE CHILDREN'S INTERNET              NAME: LARRY WHEELER
TYPE OF BUSINESS:  SECURED INTERNET PROVIDER FOR    EMAIL:
CHILDREN.                                           PHONE: (SAME AS ABOVE)
                                                    MOBILE:
                                                    FAX:
                                                    PAGER:
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
TECHNICAL MANAGER POST INSTALLATION                 NOC/24X7 MONITORING SERVICE
-------------------------------------------------------------------------------
NAME: LARRY WHEELER                                 NAME/GROUP:
EMAIL:                                              EMAIL:
PHONE: (SAME AS ABOVE)                              PHONE: (SAME AS ABOVE)
MOBILE:                                             MOBILE:
FAX:                                                FAX:
PAGER:                                              PAGER:
-------------------------------------------------------------------------------

In compliance with EmeryTech security measures, all individuals must have authorization to enter our sites. For this purpose, customer personnel will be issued security badges and undergo palm scanning for authorization. Customer visitors will be given temporary badges after providing a valid driver's license for identification.

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As your company's authorized contact you are responsible for informing EmeryTech of any personnel that you want to authorize (or discontinue) access into the site.

-------------------------------------------------------------------------------
   PRIMARY SECURITY CONTACT                          SECONDARY SECURITY CONTACT
-------------------------------------------------------------------------------
NAME:  SHOLEH HAMEDANI                               NAME:  LARRY WHEELER
EMAIL: SHOLEH@TCIMAIL.NET                            EMAIL: LARRY@TCIMAIL.NET
PHONE: 925-406-2364                                  PHONE: 559-322-1757
MOBILE:925-786-0775                                  MOBILE:559-250-0929
FAX:   925-406-2366                                  FAX:
PAGER:                                               PAGER:


                                    ADDENDUM

     - EmeryTech Data Center is offering the products and services included in this contract at no cost for the month of October 2003. Regular Monthly billing will begin on the 1st of November 2003.

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